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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-126595 on Form S-3 of our report dated August 11, 2004, relating to the financial statements and financial statement schedule of Tektronix, Inc. appearing in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 29, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP


Portland, Oregon
July 22, 2005